FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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     This  First  Amendment  to Employment Agreement is entered into on December
20,  1999  by  and  between  AirGate  PCS,  Inc.,  a  Delaware  corporation (the
"Company")  and  Thomas  M.  Dougherty  ("Executive"  or  "Employee").

     WHEREAS, Executive and the Company entered into an Employment Agreement dated April 9, 1999 and effective April 15, 1999 regarding the Executive's employment as the Company's Chief Executive Officer; and

     WHEREAS, the Board of Directors of the Company has approved an amendment to the Executive's Employment Agreement to include a provision for continued compensation to the Executive's family in the event of his death and to establish the exercise price at $14.00 for the Executive's stock options in accordance with the terms of the Company's 1999 Incentive Stock Option Plan and as approved by the Board of Directors on July 28, 1999;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound do hereby agree as follows:

1. SECTION (4)(C) - STOCK OPTION. Section 4(c) is hereby modified to add the following provision: "The exercise price for the Stock Option is fourteen dollars ($14.00) a share."

2. SECTION 4(G) - TERMINATION BY REASON OF DEATH. Section 4 is amended to add the following subsection (g): "(g) Termination by Reason of Death.
If Executive's employment terminates by reason of death, the Company shall pay to Executive's legal representative Executive's Base Salary with an annual adjustment equal to the greater of (a) the Consumer Price Index for all urban consumers, U.S. City Average, All Items; or (b) 5%; plus an annual bonus at a rate of 20% of Executive's Base Salary for a period of twelve months following his death (but in no event exceeding April 15, 2004). Except as provided in this Section 4(g) or as required by law, compensation and benefits provided hereunder shall cease at death.

Except as expressly amended herein, the parties hereby ratify and confirm the Employment Agreement.

     IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of the date first above written.

                              AIRGATE  PCS,  INC.

                                   By:    /s/ Barry Schiffman
                                   Title:  Chairman of the Board
                                   Date:  December 9, 1999


                              THOMAS  M.  DOUGHERTY

                                   /s/ Thomas M. Dougherty
                                   Thomas  M.  Dougherty
                                   Date:  December 9, 1999